Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Erica Abrams
The Blueshirt Group for BigBand Networks
+1.415.217.5864
erica@blueshirtgroup.com

BIGBAND NETWORKS ANNOUNCES THIRD QUARTER RESULTS AND RESTRUCTURING PLAN

Appoints Chief Operating Officer; Announces Decision to Retire Cuda CMTS Platform

REDWOOD CITY, Calif., October 30, 2007—BigBand Networks, Inc., (NASDAQ: BBND) today announced financial results for the three and nine months ended September 30, 2007.

Revenues for the third quarter of 2007 were $38.5 million, a decrease of 10% from the third quarter of 2006. GAAP net loss for the third quarter of 2007 was $12.2 million, or $(0.21) per diluted share compared to GAAP net income of $1.6 million, or $0.03 per diluted share, in the third quarter of 2006. GAAP gross margins for the third quarter of 2007 were 36% compared to 52% in the third quarter of 2006. In the third quarter of 2007, the Company‘s GAAP operating loss was $12.9 million, compared to an operating profit of $2.9 million in the third quarter of 2006.

GAAP results for the third quarter of 2007 include $3.2 million in stock-based compensation expense, $143,000 in amortization of intangibles, and $5.8 million in fixed assets and inventory charges associated with the retirement of the Cuda CMTS platform. In the third quarter of 2006, the Company incurred $0.6 million in stock-based compensation expense, $143,000 in amortization of intangibles and $1.2 million in preferred stock warrant expense. Non-GAAP results exclude such elements. A reconciliation of GAAP and non-GAAP results is included as part of this release as well as on the investor relations section of the Company’s website.

On a non-GAAP basis, the Company had a net loss of $2.7 million, or $0.05 per diluted share, in the third quarter of 2007, compared to net income of $3.5 million, or $0.06 per diluted share in the third quarter of 2006. Non-GAAP gross margins were 51.1% for the third quarter of 2007 compared to 52.0% in the third quarter of 2006. Non-GAAP operating loss for the third quarter of 2007 was $3.8 million as compared to a profit of $3.6 million in the third quarter of 2006.

In addition, BigBand announced a restructuring plan designed to realign resources and significantly increase its efforts on video networking. As part of this plan, the Company will reduce its workforce by 15% and retire its Cuda CMTS platform.

As part of the Company’s restructuring efforts, David Heard has been appointed chief operating officer. Heard was previously general manager of product operations and will now assume combined responsibility for research & development, marketing, sales, services and operations. Heard joined BigBand earlier in 2007, bringing with him experience in leadership positions at a number of data and telecom companies, including Tekelec, Lucent, AT&T and Somera Communications.

“Since our revised guidance announcement, we have re-evaluated our business, reviewed our market opportunities and conferred with our customers,” commented Amir Bassan-Eskenazi, president and CEO of BigBand Networks. “We have decided to focus on our unique core competency—video—and no longer commit resources to the Cuda CMTS platform. In addition, we will reduce our workforce across the company to more closely align spending with near-term revenue opportunities. While our current operating challenges will take some time to work through, we expect to emerge from the next few quarters as a stronger, more focused company.”

Concluded Bassan-Eskenazi, “We believe that switched digital video, edge QAM and Telco TV offer BigBand a significant opportunity for growth over the coming years and that addressable advertising and IPTV will create additional opportunities. We continue to be selected for a broad range of switched digital video deployments by major MSO customers. In the third quarter, two additional MSOs selected us for SDV deployments. These recent wins, as well as our long-term TelcoTV opportunities, give us confidence about our long-term growth prospects.”

Business Outlook

Based on current expectations, management provided the following outlook for its business in the fourth quarter of 2007:

•	Net revenues are anticipated to be in the range of approximately $27 to $33 million.

•	GAAP gross margins are anticipated to be in the range of 45% to 48%, which includes approximately $0.4 million in stock-based compensation.

•

GAAP operating expenses are anticipated to be in the range of $25.5 to 26.5 million, which includes approximately $2.5 million in stock-based compensation, $143,000 in amortization of intangibles and approximately $0.8 million of litigation-related expenses.

•	Additionally, we expect to incur one-time charges associated with the restructuring of our business in the range of $3 to $5 million, which includes employee severance and lease termination costs.

•

GAAP provision for income tax is anticipated to be in the range of approximately $0.5 to $0.7 million, and non-GAAP provision for income tax is anticipated to be in the range of approximately $0.2 to $0.4 million.

•	Fully diluted weighted average shares are anticipated to be in the range of 58 to 60 million shares.

•	This equates to GAAP loss per share in the range of $0.31 to $0.22 and a non-GAAP loss per share in the range of $0.18 to 0.12.

The following table shows our Non-GAAP anticipated results for the quarter ending December 31, 2007 reconciled to the GAAP anticipated results. Our Non-GAAP anticipated results exclude (i) amortization of intangible assets, (ii) stock-based compensation, and (iii) restructuring-related expenses.

	Estimated per Share
	Low	High
GAAP net income (loss)	$(0.31)	$(0.22)
Amortization of intangibles and stock-based compensation	0.05	0.05
Restructuring-related expenses	0.08	0.05

Non-GAAP net income (loss)	$(0.18)	$(0.12)

Non-GAAP Financial Measures

BigBand reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many of our investors have requested that we disclose this non-GAAP information because it is useful in understanding our performance as it excludes non-cash and other special charges that many investors feel may obscure our true operating costs. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider amortization of intangible assets, preferred stock warrant expense or stock-based compensation expense, which are non-cash charges, in managing its operations. Specifically, we do not consider stock-based compensation expense when developing and monitoring budgets and spending. The economic substance behind our decision to exclude preferred stock warrant expense, share-based compensation and amortization of intangible assets relates to these charges being non-cash in nature. As a result, BigBand uses calculations of non-GAAP operating income, net income, net income per share and gross margin, which exclude, net of tax, amortization of intangible assets, preferred stock warrant expense, and stock-based compensation, to evaluate its ongoing operations and to allocate resources within the organization.

BigBand also excludes restructuring charges, including (i) employee severance and other termination benefits, (ii) lease termination costs and other expenses associated with exiting a facility, (iii) impairment of inventory relating to the retirement of our CMTS platform and (iv) retirement of CMTS-related fixed assets, from its non-GAAP financial measure, including its calculations of non-GAAP gross margins, operating expense, net income (loss) and net income

(loss) per share. Expenses related to severance and inventory impairment will have a significant cash impact on BigBand’s results of operations, including its net income (loss) as measured in accordance with GAAP. However, BigBand’s management believes such charges incurred to realign its operating expenses with its anticipated future revenues and, consequently, does not consider these costs as a normal component of its expenses related to ongoing operations. As a result, BigBand’s management believes it is useful for itself and investors to review both GAAP information that includes such charges and non-GAAP financial measures that exclude these charges to have a better understanding of the overall performance of BigBand’s ongoing business operations and its performance in the periods presented.

Whenever BigBand uses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Conference Call Details for October 30, 2007

BigBand Networks will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Standard Time today. To access the conference call, dial +1.800.240.8621 or +1.303.262.2004 (outside the U.S. and Canada). The webcast will be available live on the Investor Relations section of the Company’s corporate website at www.bigbandnet.com and via replay beginning approximately two hours after the completion of the call until the Company's announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Standard Time on October 30, 2007 until 11:59 p.m. Pacific Standard Time on November 6, 2007, by dialing +1.800.405.2236 (+1.303.590.3000 for callers outside the U.S. and Canada) and entering pass code 11099813.

Cautionary Statement

The statements in this release relating to BigBand reducing its workforce, focusing exclusively on video, no longer committing resources to Cuda, emerging as a stronger more focused company, significant opportunity for growth over the coming years, additional opportunities in advertising and IPTV, advanced market leadership, and our business outlook with respect to the quarter ending December 31, 2007 (including revenues, gross margins, operating expenses, on-time charges, GAAP and non-GAAP tax provision, anticipated shares outstanding, and GAAP and non-GAAP earnings per share) and expenses having a significant cash impact are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: changes in demand for video services, the market acceptance of our products; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; the timing of recognition of a significant portion of our net revenues given the complex systems integration involved; the level of orders that are received and can be shipped in a given quarter; our ability to efficiently exit our Cuda business and the general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to BigBand’s Report on Form 10-Q (“Form 10-Q”) dated August 10, 2007. You can obtain a copy of the Form 10-Q on the SEC's Web site (www.sec.gov).

Stockholders of BigBand Networks are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. BigBand Networks does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this October 30, 2007 press release, or to reflect the occurrence of unanticipated events.

About BigBand Networks

BigBand Networks, Inc. (NASDAQ:BBND) provides broadband service providers with innovative network solutions designed to make it easier to move, manage and monetize video. These solutions are based on BigBand’s video-networking platforms that are built to enable efficient and reliable delivery across a wide range of services, including digital TV, high definition TV, IP video, addressable advertising, video-on-demand, interactive TV, and video telephony. BigBand Networks’ customers include more than 200 service providers—including six of the ten largest service providers in the U.S.—and leading cable and telco service providers in North America, Asia, Europe and Latin America. BigBand Networks is based in Redwood City, Calif., with offices worldwide. For additional information about the company, please call +1.650.995.5000, email info@bigbandnet.com or visit www.bigbandnet.com.

BigBand Networks, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	As of September 30, 2007	As of December 31, 2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$56,080	$38,570
Marketable securities	84,699	26,904

Total cash, cash equivalents and marketable securities	140,779	65,474
Trade receivables, net	38,954	33,988
Inventories	7,004	7,153
Prepaid expenses and other current assets	4,810	2,511

Total current assets	191,547	109,126
Property and equipment, net	14,514	12,788
Goodwill and other intangible assets, net	2,533	2,962
Other non-current assets	5,209	4,174

Total assets	$213,803	$129,050

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Current portion of loans payable and capital leases	$265	$5,937
Preferred stock warrant liabilities	—	3,152
Accrued compensation and related benefits	7,504	7,354
Accounts payable	15,601	15,109
Deferred revenues, net	39,408	39,553
Accrued warranty	2,831	3,241
Other current liabilities	6,581	9,724

Total current liabilities	72,190	84,070
Deferred revenues, net, less current portion	18,816	11,049
Loans payable and capital leases, less current portion	246	8,599
Accrued warranty, less current portion	1,282	895
Accrued long-term severance pay fund	2,886	2,744
Redeemable convertible preferred stock	—	117,307
Stockholders’ equity (deficit):
Common stock	59	12
Additional paid-in capital	241,588	17,063
Treasury stock	(113)	—
Deferred stock-based compensation	(421)	(1,405)
Accumulated other comprehensive income	130	9
Accumulated deficit	(122,860)	(111,293)

Total stockholders’ equity (deficit)	118,383	(95,614)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$213,803	$129,050

BigBand Networks, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net revenues:
Products	$29,942	$37,094	$121,858	$97,313
Services	8,608	5,970	23,988	16,309

Total net revenues	38,550	43,064	145,846	113,622
Cost of net revenues:
Products	21,284	18,382	62,113	49,486
Services	3,569	2,393	10,549	6,689

Total cost of net revenues	24,853	20,775	72,662	56,175

Gross profit	13,697	22,289	73,184	57,447

Operating expenses:
Research and development	12,869	9,316	39,619	26,600
Sales and marketing	9,907	7,045	31,335	20,965
General and administrative	3,668	2,922	11,305	8,048
Amortization of purchased intangible assets	143	143	429	429

Total operating expenses	26,587	19,426	82,688	56,042

Operating income (loss)	(12,890)	2,863	(9,504)	1,405
Other expense, net:
Interest income	1,874	387	4,913	849
Interest expense	(10)	(444)	(619)	(1,348)
Other expense, net	(426)	(847)	(5,422)	(989)

Net income (loss) before benefit from income taxes	(11,452)	1,959	(10,632)	(83)
Provision for (benefit from) income taxes	793	381	935	(17)

Net income (loss) for the period	$(12,245)	$1,578	$(11,567)	$(66)

Net income (loss) per share - basic	$(0.21)	$0.14	$(0.26)	$(0.01)

Net income (loss) per share - diluted	$(0.21)	$0.03	$(0.26)	$(0.01)

Shares used in computing non-GAAP net income (loss) per share - basic	58,821	11,425	45,087	11,347

Shares used in computing non-GAAP net income (loss) per share - diluted	58,821	57,322	45,087	11,347

BigBand Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts, Unaudited)

	Three Months Ended September 30, 2007
	GAAP Results	Stock-based Comp/Amortization of Intangibles Expense	Realignment Expenses	Non-GAAP Results
Net revenues:
Products	$29,942	$—	$—	$29,942
Services	8,608	—	—	8,608

Total net revenues	38,550	—	—	38,550

Cost of net revenues:
Products	21,284	287	5,541	15,456
Services	3,569	166	11	3,392

Total cost of net revenues	24,853	453	5,552	18,848

Gross profit	13,697	(453)	(5,552)	19,702

Operating expenses:
Research and development	12,869	1,103	222	11,544
Sales and marketing	9,907	1,149	12	8,746
General and administrative	3,668	456	22	3,190
Amortization of purchased intangible assets	143	143	—	—

Total operating expenses	26,587	2,851	256	23,480

Operating loss	(12,890)	(3,304)	(5,808)	(3,778)
Other expense, net:
Interest income	1,874	—	—	1,874
Interest expense	(10)	—	—	(10)
Other expense, net	(426)	—	—	(426)

Net loss before provision for income taxes	(11,452)	(3,304)	(5,808)	(2,340)
Provision for income taxes	793	438	—	355

Net loss for the period	$(12,245)	$(3,742)	$(5,808)	$(2,695)

Net loss per share - basic	$(0.21)	$(0.06)	$(0.10)	$(0.05)

Net loss per share - diluted	$(0.21)	$(0.06)	$(0.10)	$(0.05)

Shares used in computing non-GAAP net loss per share - basic	58,821	58,821	58,821	58,821

Shares used in computing non-GAAP net loss per share - diluted	58,821	58,821	58,821	58,821

BigBand Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
GAAP gross profit as reported	$13,697	$22,289	$73,184	$57,447
Stock-based compensation expense	453	89	1,152	181
Inventory write-downs relating to CUDA product line	5,000	—	5,000	—
Fixed Assets depreciation adjustments	552	—	552	—

Non-GAAP Gross profit	$19,702	$22,378	$79,888	$57,628

As a percentage of net revenues:
GAAP gross profit as reported	35.5%	51.8%	50.2%	50.6%

Non-GAAP Gross profit	51.1%	52.0%	54.8%	50.7%

GAAP operating income (loss) as reported	$(12,890)	$2,863	$(9,504)	$1,405

Inventory write-downs relating to CUDA product line	5,000	—	5,000	—
Fixed Assets depreciation adjustments	808	—	808	—
Stock-based compensation expense:
- Cost of goods sold	453	89	1,152	181
- Research and development	1,103	205	2,834	512
- Sales and marketing	1,149	131	3,338	310
- General and administrative	456	129	1,197	327
Amortization of intangibles	143	143	429	429

Non GAAP operating income (loss)	$(3,778)	$3,560	$5,254	$3,164

GAAP net income (loss) as reported	$(12,245)	$1,578	$(11,567)	$(66)
Stock-based compensation expense	3,161	554	8,521	1,330
Amortization of intangibles	143	143	429	429
Preferred stock warrant expense	—	1,244	4,974	1399
Inventory write-downs relating to CUDA product line	5,000	—	5,000	—
Fixed Assets depreciation adjustments	808	—	808	—
Tax effect of adjustments	438	(62)	(340)	(332)

Non GAAP net income (loss)	$(2,695)	$3,457	$7,825	$2,760

Net income (loss) per share, non-GAAP - basic	$(0.05)	$0.30	$0.17	$0.24

Net income (loss) per share, non-GAAP - diluted	$(0.05)	$0.06	$0.12	$0.05

Shares used in computing non-GAAP net income (loss) per share - basic	58,821	11,425	45,087	11,347

Shares used in computing non-GAAP net income (loss) per share - diluted	58,821	57,322	67,372	56,601